UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

November 13, 2008

Date of Report
 (Date of earliest event reported)

CS Financing Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-1343504	20-3345780

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

21 Tamal Vista Blvd., Suite 230, Corte Madera, California 94925

(Address of Principal Executive Offices)           (ZIP Code)

Registrant’s telephone number, including area code: (415) 927-7302

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2008, Theodore Ammiro and Andrew Regalia resigned from the Company's Board of Directors. The resignations were effective immediately.

On November 13, 2008, the Board of Directors (the "Board") of CS Financing Corporation (the "Company") appointed Marie Jorajuria to serve as a director of the Company and as a member of the Board’s Compensation Committee and the Board’s Audit Committee as such committee’s “financial expert” effective as of November 13, 2008.  Ms. Jorajuria is a founder and Principal of Compliance Assist, Inc., a financial operations management and compliance firm servicing broker-dealers.  Ms. Jorajuria was previously the Chief Financial Officer/FinOp of Merlin Securities, a prime brokerage firm servicing the hedge fund industry, and the Chief Financial Officer/FinOp of Shoreline Pacific, LLC, a boutique investment bank and broker-dealer.  Ms. Jorajuria also serves as the Chief Financial Officer/FinOp of Capital Solutions Distributor, Inc., a company under common control with the Company.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS FINANCING CORPORATION

Date: November 14, 2008	By:	/s/ Timothy R. Redpath

TIMOTHY R. REDPATH, Chief Executive Officer, Treasurer and Secretary of the Company